Exhibit 10.4

CONTRACT №  S-02/09  from November 12, 2013

Kiev

Company San-Svit, Ltd. (Kiev, Ukraine), hereinafter referred to as the BUYER, represented by the general director  Kuzub Sergei Valerievich, on the one hand, and Company Vesta International, Corp.,  represented by Yan Wang, general director,  hereinafter referred to as the SELLER, on the other hand, have concluded the present Contract as follows:

1. SUBJECT of the CONTRACT.

THE SELLER sells and the BUYER buys ceramic sanitary ware: water closet, one and two piece toilet, wall hung toilet, ceramic wash basin, ceramic bidet, ceramic urinal named below as Goods, in accordance to the Specifications,   which is an integral part of the present Contract.

2. PRICE of the GOODS And COST of the CONTRACT

Total cost of this Contract is 250 000 US Dollars. This condition is valid until all the shipments will be performed according to accepted by the both Parties, current prices of Goods within the above total cost of the contract or before the Parties agreed about cancellation of further shipments.

Price of the Goods includes packaging and is defined for each type of goods in the Specification to the Contract.

The total cost of the contract can be extended by additional agreement between the Parties and fixed by a Specification.

3. TERMS of DELIVERY.

The SELLER delivers the goods to the BUYER on FOB Shanhai.

THE SELLER confirms the quality and quantity of goods in each lot by:

*

Invoice

*

Quality certificate

4. TERMS of PAYMENT.

      The prepayment 50% under the present Contract should be made by Buyer in US dollars by bank wire transfer to the account indicated by Seller. The rest of payment can be paid by instalments but not later than 30 days after the container leaves in Shanghai port.

In the case of unsupplying with a commodity the return of advance is made during 90 from the date of payment.

The supplies will be carried out during all validity of the contract.

5. CLAIMS and ARBITRATION.

THE BUYER is in right to claim if improper quality, quantity of assortment of the goods in any lot will be found. The claim must be issued as Act, containing demands of the BUYER. This Act should be sent to the SELLER. If the parties are not able to solve these disputes and the disagreements, which can arise under the present contract or in communication (connection) with it(them) during two weeks, are subject to consideration in Arbitration Court at CHAMBER OF COMMERCE AND INDUSTRY  in Kiev (Ukraine)  according to rules of procedure in this court.

6. FORCE MAJEURE

At approach of circumstances of impossible complete or partial performance (fulfillment) any of parties of the obligations under the present contract, namely: a fire, acts of nature, war, blockade, prohibitions of export or import, failure (refusal) of licensing, the term of performance (fulfillment) by the parties of their contractual obligations is removed in proportion to time, during which these circumstances act.

If these circumstances will act more than 3 months, each of parties has the right to refuse further performance (fulfillment) of the contractual obligations, and in this case neither of parties there is no right to claim from other party of the indemnification, caused by cancellation of the contract.

7. OTHER CONDITIONS.

Any changes and the additions to present contract will be valid only under condition, if they are accomplished in writing and both parties are signed the authorized persons.

The contract commences on the date hereof and is valid till 31.12.2014. The contract can be prolonged for the term, on which price and standard item is agreed.

The present contract is made in the  English languages, in two identical first copies each, one copy for SELLER, other – for BUYER.

8. ADDRESS AND REQUISITS OF THE SIDES

SELLER: Vesta International, Corp. ADDRESS: 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031 Tel: 86-15940503507 Email: vesta.int.corp@gmail.com	BUYER: San-Svit, Ltd. ADDRESS: Gnata Yury St., 9-414, Kiev, Ukraine, 03148 Tel: +380-044-494-00-30 Email: info@germes.ua
/S/ Yan Wang Yan Wang	/S/ Kuzub Sergei Valerievich Kuzub Sergei Valerievich